Exhibit 4(vi)

DESCRIPTION OF THE REGISTRANT’S SECURITIES

REGISTERED PURSUANT TO SECTION 12 OF THE

SECURITIES EXCHANGE ACT OF 1934

The following description sets forth certain material terms and provisions of the securities of Bluerock Residential Growth REIT, Inc. (the “Company”) that are registered under Section 12 of the Securities Exchange Act of 1934, as amended. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws, and this description also summarizes relevant provisions of Maryland law. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Maryland law and our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and our bylaws, copies of which are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4(vi) is a part. We encourage you to read our charter, our bylaws and the applicable provisions of Maryland law for additional information.

General

Our charter provides that we may issue up to 750,000,000 shares of common stock, $0.01 par value per share, and 250,000,000 shares of preferred stock, $0.01 par value per share.

Of our 750,000,000 authorized shares of common stock, 747,509,582 shares have been classified as Class A common stock, $0.01 par value per share; 804,605 shares have been classified as Class B-1 common stock, $0.01 par value per share; 804,605 shares have been classified as Class B-2 common stock, $0.01 par value per share; 804,605 shares have been classified as Class B-3 common stock, $0.01 par value per share; and 76,603 shares have been classified as Class C common stock, $0.01 par value per share. The Class A common stock is listed on the NYSE American under the symbol “BRG.” As of December 31, 2021, there were issued and outstanding 27,257,586 shares of Class A common stock, and 76,603 shares of Class C common stock.

Of our 250,000,000 authorized shares of preferred stock, 10,875,000 shares have been classified as 8.250% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”); 1,225,000 shares have been classified as Series B Redeemable Preferred Stock (“Series B Preferred Stock”); 4,000,000 shares have been classified as 7.625% Series C Cumulative Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”); 4,000,000 shares have been classified as 7.125% Series D Cumulative Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”); and 32,000,000 shares have been classified as Series T Redeemable Preferred Stock (“Series T Preferred Stock”).  In addition, we may issue warrants (the “Warrants”) in connection with our Series B Preferred Stock that are exercisable for up to an aggregate of 24,500,000 shares of our Class A common stock. The Series C Preferred Stock and Series D Preferred Stock are each listed on the NYSE American under the symbols “BRG-PrC” and “BRG-PrD,” respectively. Currently no market exists for the Series B Preferred Stock, the Warrants, or the Series T Preferred Stock and we do not expect a market to develop. We currently have no plan to list the Series B Preferred Stock, the Warrants, or the Series T Preferred Stock on any national securities exchange or to include such shares for quotation on any national securities market.  All outstanding shares of the Series A Preferred Stock were redeemed by the Company on February 26, 2021.  As of December 31, 2021, there were issued and outstanding 359,197 shares of Series B Preferred Stock, 247,397 Warrants, 2,295,845 shares of Series C Preferred Stock, 2,774,338 shares of Series D Preferred Stock, and 28,272,134 shares of Series T Preferred Stock.

As of December 31, 2021, there were outstanding (a) 6,309,672 units of limited partnership interest (“OP Units”) in Bluerock Residential Holdings, L.P., a Delaware limited partnership of which we are the sole general partner (the “Operating Partnership”), which OP Units may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of our Class A common stock on a one-for-one basis; and (b) 5,196,894 units of a special class of partnership interest in our Operating Partnership (“LTIP Units”), of which (i) 2,855,639 have vested, (ii) 563,921 will vest ratably on an annual basis over the applicable three-year period that commenced upon issuance, (iii) 1,358,089 will vest at the end of the applicable three-year period that commenced upon issuance, subject to certain performance-based vesting formulas, and (iv) 154,174 will vest ratably on an annual basis over the applicable five-year period that commenced upon issuance. Upon vesting and reaching capital account equivalency with the OP Units held by us, LTIP Units may convert to OP Units, and may then be settled in shares of our Class A common stock. In addition, the 76,603 shares of our Class C common stock issued as Internalization consideration pursuant to the Contribution Agreement may be converted, or automatically convert, in certain circumstances to shares of our Class A common stock on a one-for-one basis. Other than those described above, there are no outstanding rights of any other kind in respect of our Class A common stock.

Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any such stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time, such as the

Preferred Stock Restrictions (as defined herein). We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

For purposes hereof, (a) all classes or series of our capital stock ranking on parity with the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series T Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up shall be referred to as “Parity Preferred Stock”; and (b) all Parity Preferred Stock upon which like voting rights have also been conferred (which, as of December 31, 2021, includes the Series C Preferred Stock, Series D Preferred Stock, but does not include the Series T Preferred Stock or Series B Preferred Stock) shall be referred to as “Voting Preferred Stock.”  Prior to the Company’s redemption of all outstanding shares of its Series A Preferred Stock on February 26, 2021, the Voting Preferred Stock included the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock. However, as of December 31, 2021, there were no shares of Series A Preferred Stock outstanding, such that the Parity Voting Preferred Stock currently includes only the Series C Preferred Stock and the Series D Preferred Stock.

So long as any shares of any series of Voting Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we may not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Voting Preferred Stock, voting together as a single class, amend any provision of our charter so as to materially and adversely affect the terms of any series of such Voting Preferred Stock.

In addition, so long as any shares of Series C Preferred Stock, Series D Preferred Stock, or Series T Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we may not, without the affirmative vote or consent of the holders of the outstanding shares of Series T Preferred Stock and Voting Preferred Stock entitled to cast two-thirds of all the votes entitled to be cast by such holders on such matter, voting together as a single class, amend our charter, including the terms of the Series T Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series T Preferred Stock and such Voting Preferred Stock, with each holder of Series T Preferred Stock and such Voting Preferred Stock entitled to one vote for each $25.00 in liquidation preference.

Further, so long as any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series T Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we may not (a) authorize, create or issue, or increase the number of authorized or issued shares of any class or series of capital stock ranking senior to any such series of such preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up (any such senior stock, the “Senior Stock”), (b) reclassify any of our authorized capital stock into Senior Stock, or (c) create, authorize or issue any obligation or security convertible into or evidencing the right to purchase Senior Stock, without the affirmative vote or consent of (1) a majority of all votes collectively entitled to be cast by the holders of  (i) Series T Preferred Stock, and (ii) any Voting Preferred Stock; and (2) two-thirds of all votes collectively entitled to be cast by the holders of  (i) Series C Preferred Stock, (ii) Series D Preferred Stock, and (iii) any future Parity Preferred Stock ( “Future Parity Preferred Stock”) upon which like voting rights have been conferred; in each case, voting together as a single class, with each such holder entitled to one vote for each $25.00 in liquidation preference; as well as (3) a majority of all votes cast by the holders of  (i) Series B Preferred Stock, (ii) Series C Preferred Stock, (iii) Series D Preferred Stock, (iv) Series T Preferred Stock, and (v) any Future Parity Preferred Stock, voting together as a single class, with each such holder entitled to one vote for each $1,000.00 in liquidation preference. We refer to these restrictions collectively as the Preferred Stock Restrictions.

Subject to the Preferred Stock Restrictions, our board of directors may authorize the issuance of additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as it may deem advisable, and may classify or reclassify any unissued shares of capital stock of our Company into other classes or series of stock without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares that may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering, or as part of other financial arrangements. Subject to the preferential rights of any holders of preferred stock, our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Under Maryland law, stockholders are not generally liable for our debts or obligations.

Common Stock

Subject to the preferential rights of our Series B Preferred Stock, our Series C Preferred Stock, our Series D Preferred Stock, our Series T Preferred Stock, and any other class or series of preferred stock and any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of our common stock are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of our Series B Preferred Stock, our Series C Preferred Stock, our Series D Preferred Stock and our Series T Preferred Stock, and any other preferred stock then outstanding, and, upon our liquidation or dissolution, are entitled to share ratably in the distributable assets of our Company remaining after satisfaction of the prior preferential rights of any preferred stock and the satisfaction of all of our debts and liabilities. Holders of our common stock do not have preference, conversion, exchange, sinking fund, or redemption rights or preemptive rights to subscribe for any of our securities, and generally have no appraisal rights.

Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, each share of our Class A common stock will have one vote per share and each share of our Class C common stock will have fifty votes per share on all matters voted on by stockholders, including the election of directors. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director, and except as set forth in the next paragraph.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations. Our charter further provides that any or all of our directors may be removed from office at any time, but only for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our bylaws and subject in all respects to the terms of any outstanding shares of preferred stock, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our Company, unless the action is advised, and submitted to the stockholders for approval, by our board of directors, in which case such action may be approved by the consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders.

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 250,000,000 shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors may approve, subject to the Preferred Stock Restrictions.

If any preferred stock is publicly offered, the terms and conditions of such preferred stock, including any convertible preferred stock, will be set forth in articles supplementary and described in a prospectus supplement relating to the issuance of such preferred stock, if such preferred stock is registered. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock, subject to the Preferred Stock Restrictions. If we ever authorize, create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders and junior preferred stockholders, if any, would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:

●	a merger, tender offer, or proxy contest;

●the assumption of control by a holder of a large block of our securities; or
●the removal of incumbent management.

Also, subject to the Preferred Stock Restrictions, our board of directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.

Series B Redeemable Preferred Stock

Our board of directors has created out of the authorized and unissued shares of our preferred stock a series of redeemable preferred stock, classified as the Series B Redeemable Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”).  We are currently authorized to issue up to 1,225,000 shares of our Series B Preferred Stock, which may be issued in Units, with each Unit consisting of one share of Series B Preferred Stock and one Warrant to purchase up to 20 shares of our Class A common stock.

The following is a brief description of the terms of our Series B Preferred Stock. The description of our Series B Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary for our Series B Preferred Stock (the “Series B Articles Supplementary”), which have been filed with the SEC and are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4(vi) is a part.

Rank.  Our Series B Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

●senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series B Preferred Stock;
●on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series B Preferred Stock, including the Series C Preferred Stock, the Series D Preferred Stock, and the Series T Preferred Stock; and
●junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series B Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Investors in the Series B Preferred Stock should note that, subject to the Cetera Side Letter (as hereinafter defined), holders of our Series B Preferred Stock do not have a right to receive a return of capital prior to holders of our common stock upon the individual sale of a property. To provide protection to the holders of the Series B Preferred Stock, the Cetera Side Letter restricts us from selling an asset if the sale would cause us to fail to meet a dividend coverage ratio of no less than 1.1:1 based on the ratio of our adjusted funds from operations to dividends required to be paid to holders of our Series A, Series B, Series C,  Series D, and Series T Preferred Stock for the two most recent quarters, subject to our ability to maintain status as a REIT for federal income tax purposes, as further described herein. Depending on the price at which such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of our Series B Preferred Stock, provided that any accrued but unpaid dividends have been paid in full to holders of Series B Preferred Stock. It is also possible that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series B Preferred Stock receive a return of their capital. See “Series B Redeemable Preferred Stock — Cetera Side Letter,” below

Stated Value.  Each share of Series B Preferred Stock has an initial “Stated Value” of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series B Preferred Stock, as set forth in the Series B Articles Supplementary.

Dividends.  Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series B Preferred Stock, if any such class or series is authorized in the future, the holders of Series B Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series B Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series B Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance or the end of the most recent dividend period for which dividends on the Series B Preferred Stock have been paid; provided, however, that any such dividend may vary among holders of Series B Preferred Stock and may be prorated with respect to any shares of Series B Preferred Stock that were outstanding less than the total number of days in the dividend period immediately preceding the applicable dividend payment date, with the amount of any such prorated dividend being computed on the basis of the actual number of days in such dividend period during which such shares of Series B Preferred Stock were outstanding. We expect to authorize and declare dividends on the Series B Preferred Stock on a quarterly basis, payable monthly on the 5th day of the month (or if such day is not a business day, on the next succeeding business day, with the same force and effect as if made on such date) to holders of record at the close of business on the 25th day of the prior month, unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent or impermissible to do so. The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.

Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series B Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series B Preferred Stock will not bear interest.

Holders of our shares of Series B Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series B Preferred Stock. Unless full cumulative dividends on our shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series T Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment thereof in full is set apart for payment, we will not:

●declare and pay or declare and set apart for payment dividends or declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series B Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series B Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or
●except by conversion into or exchange for shares of stock ranking junior to the Series B Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series B Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our common stock or redeeming, purchasing or acquiring such stock.

Holders of our Series B Preferred Stock are not eligible to participate in the Company’s dividend reinvestment plan.

Redemption at Option of Holders.  Beginning on the date of original issuance of the shares of Series B Preferred Stock to be redeemed, holders will have the right to require the Company to redeem such shares of Series B Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 13.0% redemption fee, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.

Beginning one year from the date of original issuance of the shares of Series B Preferred Stock to be redeemed, holders will have the right to require the Company to redeem such shares of Series B Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 10% redemption fee, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.

Beginning three years from the date of original issuance of the shares of Series B Preferred Stock to be redeemed, holders will have the right to require the Company to redeem such shares of Series B Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 5% redemption fee, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.

Beginning four years from the date of original issuance of the shares of Series B Preferred Stock to be redeemed, holders will have the right to require the Company to redeem such shares of Series B Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 3% redemption fee, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.

Beginning five years from the date of original issuance of the shares of Series B Preferred Stock to be redeemed, holders will have the right to require the Company to redeem such shares of Series B Preferred Stock at a redemption price equal to 100% of the Stated Value, initially $1,000 per share, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.

If a holder of Series B Preferred Stock causes the Company to redeem such shares of Series B Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, calculated based on the closing price per share of our Class A common stock for the single trading day prior to the redemption.

However, our ability to redeem shares of Series B Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series B Preferred Stock submitted for redemption in cash may be restricted by Maryland law.

During the year ended December 31, 2021, we, at the request of holders, redeemed 3,302 shares of Series B Preferred Stock through the issuance of 283,966 shares of Class A common stock, and redeemed 232 shares of Series B Preferred Stock for $0.2 million in cash.

Optional Redemption Following Death of a Holder.  Subject to restrictions, beginning on the date of original issuance and ending two years thereafter, we will redeem, and beginning on the second anniversary of the date of original issuance and ending three years thereafter, we will repurchase without payment of a repurchase fee, shares of Series B Preferred Stock held by a natural person upon his or her death at the written request of the holder’s estate at a redemption price equal to the Stated Value, plus all accrued and unpaid dividends thereon through and including the date of redemption or repurchase; provided, however, that our obligation to repurchase any of the shares of Series B Preferred Stock is limited to the extent that the terms and provisions of any agreement to which we are a party prohibits such repurchase or provides that such repurchase would constitute a breach thereof or a default thereunder. If a holder of Series B Preferred Stock, or a holder’s estate upon death of a holder, causes us to redeem or repurchase (as applicable) such shares of Series B Preferred Stock, we have the right, in our sole discretion, to pay the redemption or repurchase price in cash or in equal value of shares of our Class A common stock, calculated based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption or repurchase. Our ability to redeem or repurchase shares of Series B Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption or repurchase. Further, our obligation to redeem or repurchase any of the shares of Series B Preferred Stock submitted for redemption or repurchase in cash may be restricted by Maryland law.

Optional Redemption by the Company.  Beginning two years from the date of issuance of shares of Series B Preferred Stock, we will have the right (but not the obligation) to redeem any or all such shares of Series B Preferred Stock. We will redeem such shares of Series B Preferred Stock to be redeemed at a redemption price equal to 100% of the Stated Value per share of Series B Preferred Stock (initially, $1,000 per share), plus an amount equal to any accrued but unpaid dividends. We have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, calculated based on the closing price per share of our Class A common stock for the single trading day prior to the redemption, in exchange for the Series B Preferred Stock so redeemed.

We may exercise our redemption right by delivering a written notice thereof to the holders of all, but not less than all, of the shares of Series B Preferred Stock to be redeemed; provided, that we may, in our sole discretion (subject to certain restrictions set forth in the Series B Articles Supplementary), designate all or any portion of such shares of Series B Preferred Stock as subject to redemption pursuant to any such notice. Each such notice will include (i) the date on which the redemption shall occur, which date will be no fewer than 14 days following the notice date; (ii) the price at which the redemption shall occur; (iii) the total number of shares of Series B Preferred Stock to be redeemed; and (iv) such other information as required pursuant to the Series B Articles Supplementary. In addition, if fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice will specify the number of shares of Series B Preferred Stock held by such holder to be redeemed (or the method for determining that number). In November 2019, we began initiating redemptions of Series B Preferred Stock, and during the year ended December 31, 2021, redemptions initiated by the Company resulted in 150,758 shares of Series B Preferred Stock redeemed through the issuance of 14,592,550 shares of Class A common stock. As of December 31, 2021, total redemptions to date initiated by the Company have resulted in 173,865 shares of Series B Preferred Stock redeemed through the issuance of 16,540,204 shares of Class A common stock.

Change of Control Redemption by the Company.  Upon the occurrence of a Change of Control (as defined below), we will be required to redeem all outstanding shares of the Series B Preferred Stock in whole within 60 calendar days after the first date on which such Change of Control occurred, in cash at a redemption price of $1,000 per share, plus an amount equal to all accrued and unpaid dividends (whether or not authorized or declared), if any, to and including the redemption date; provided, however, that if the Maryland law solvency tests prohibit us from paying the full redemption price in cash, then we will pay such portion as would otherwise violate the solvency tests in shares of our Class A common stock to holders of the Series B Preferred Stock on a pro rata basis, calculated based on the closing price per share of our Class A common stock for the single trading day prior to the redemption. Further, our obligation to redeem any of the shares of the Series B Preferred Stock in cash may be restricted by Maryland law.

We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption no fewer than 14 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

●the redemption date;
●the redemption price;
●the number of shares of Series B Preferred Stock to be redeemed;
●DTC’s procedures for book entry transfer of Series B Preferred Stock for payment of the redemption price;
●that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date;
●that payment of the redemption price and an amount equal to any accrued and unpaid dividends will be made upon book entry transfer of such Series B Preferred Stock in compliance with DTC’s procedures; and
●that the Series B Preferred Stock is being redeemed pursuant to our mandatory redemption in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control.

If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series B Preferred Stock called for redemption with irrevocable instructions regarding the payment of the redemption price, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all rights of the holders of those shares of Series B Preferred Stock will terminate. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued and unpaid dividends, if any, to and including the redemption date, without interest.

The holders of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock to be redeemed.

For purposes of the Series B Preferred Stock, a “Change of Control” is when, after the original issuance of the Series B Preferred Stock, any of the following has occurred and is continuing:

●a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than our Company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our Voting Stock (i.e., our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors); provided, that notwithstanding the foregoing, such a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction;
●consummation of any share exchange, consolidation or merger of our Company or any other transaction or series of transactions pursuant to which our Class A common stock will be converted into cash, securities or other property, (1) other than any such transaction where the shares of our Class A common stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our Company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transaction; or
●Series B Continuing Directors cease to constitute at least a majority of our board of directors.

“Series B Continuing Director” means a director who either was a member of our board of directors on February 24, 2016 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our Company on behalf of our board of directors in which such individual is named as nominee for director.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series B Preferred Stock, the holders of shares of Series B Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment, without interest, pari passu with the holders of shares of any other class or series of our capital ranking on parity with the Series B Preferred Stock, including our Series C Preferred Stock, our Series D Preferred Stock, and our Series T Preferred Stock as to the liquidation preference and accrued but unpaid dividends they are entitled to receive.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series B Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series B Preferred Stock will not be added to our total liabilities.

Voting Rights.  Our Series B Preferred Stock has no voting rights, except as set forth in the Cetera Side Letter (as hereinafter defined). See “Series B Redeemable Preferred Stock — Cetera Side Letter,” below

Exchange Listing.  We do not plan on making an application to list the shares of our Series B Preferred Stock on the NYSE American, any other national securities exchange or any other nationally recognized trading system. Our Class A common stock and our Series C Preferred Stock and Series D Preferred Stock are listed on the NYSE American.

Cetera Side Letter

On February 6, 2017, we entered into a side letter agreement with Cetera Financial Group, Inc., or Cetera, on behalf of itself and its affiliated broker dealers who have been engaged to offer and sell the Series B Preferred Stock (the “Cetera Side Letter”), to provide certain additional protections to the holders of Series B Preferred Stock (the “Series B Holders”) in addition to those provided under our charter.

The following description of the Cetera Side Letter is a summary and is qualified in its entirety by the terms set forth in the Cetera Side Letter, a copy of which has been filed with the SEC and incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4(vi) is a part.

Dividend Coverage Ratio

Under the terms of the Cetera Side Letter, we have agreed, for so long as shares of Series B Preferred Stock remain outstanding, to maintain a Dividend Coverage Ratio (as defined below) of not less than 1.1:1 (the “Series B Coverage Requirement”), as of the end of each calendar quarter. Within five business days following the filing of our Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, for such calendar quarter (each, a “Testing Date”), we shall deliver a written certificate to Cetera (i) certifying and demonstrating by calculation that we met the Series B Coverage Requirement as of the end of the applicable calendar quarter and (ii) certifying that we are reasonably expected to maintain the Dividend Coverage Ratio for the subsequent calendar quarter based solely on information known to our Chief Executive Officer, Chief Accounting Officer and Chief Financial Officer, as applicable, as of such Testing Date. If we are not able to make both of these certifications, then following such Testing Date, we will not be permitted to issue any additional preferred stock other than stock ranking junior to the Series B Preferred Stock with respect to any other distributions or liquidation rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs, or Junior Stock, nor to make any voluntary distributions on shares of our common stock or any other class of Junior Stock (except as required to maintain our qualification as a REIT for federal income tax purposes) until and unless the Series B Coverage Requirement is certified in a subsequent certificate.

For purposes of the Cetera Side Letter, Dividend Coverage Ratio shall equal: (A) our Adjusted Funds from Operations, or AFFO, calculated in accordance with commonly accepted industry standards and further adjusted to add back the expense of all preferred dividends, for the two most recent quarters, plus the sum of: (1) the product of (a)(i) unrestricted cash on our balance sheet as reflected in our Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, filed at such Testing Date (the “Current Filing”), minus (ii) an amount equal to the greater of $5,000,000 or 5.0% of the amount in subclause (i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period, and (2) the product of (a)(i) unrestricted cash on our balance sheet as reflected in the quarterly filing filed immediately preceding the Current Filing, minus (ii) an amount equal to the greater of $5,000,000 or 5.0% of the amount in subclause (i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period; over (B) the amount of preferred dividends required to be distributed, for such quarter, to (x) the Series B Holders, (y) the holders of any class or series of our capital stock the terms of which expressly provide that it ranks on parity with the Series B Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (the “Parity Preferred Stock”), and (z) the holders of any class or series of our capital stock the terms of which expressly provide that it ranks senior to the Series B Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (the “Senior Stock”).

Voting Rights

For so long as any shares of Series B Preferred Stock remain outstanding and subject to be called for redemption, in addition to any other vote or consent of stockholders required by our charter, the affirmative vote or consent of a majority of the votes cast by the Series B Holders and by holders of Voting Preferred Stock (together, the Parity Holders), voting together as a single class, at a meeting at which a majority of the outstanding shares of Parity Preferred Stock are present, in person or by proxy, shall be required to (a) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock, (b) reclassify any authorized shares of our capital stock into Senior Stock, or (c) create, authorize or issue any obligation or security convertible into or evidencing the right to purchase Senior Stock (collectively, the Parity Preferred Voting Right). Each share of Series B Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference, and each other share of Parity Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference. The Series B Holders otherwise have no voting rights.

At any time when the Parity Preferred Voting Right applies, a proper officer of the Company shall call or cause to be called a special meeting of the Parity Holders by mailing or causing to be mailed to such Parity Holders a notice of such special meeting to be held not fewer than ten (10) nor more than forty-five (45) days after the date such notice is given. The record date for determining Parity Holders of the Parity Preferred Stock entitled to notice of and to vote at such special meeting will be the close of business on the third business day preceding the day on which such notice is mailed. Notice of all meetings at which Series B Holders shall be entitled to vote will be given to such Series B Holders at their addresses as they appear in our transfer records, and to Cetera at the address specified in the Cetera Side Letter.

Further Protections

For so long as any shares of Series B Preferred Stock remain outstanding, we have agreed as follows: (1) neither we, the Operating Partnership, nor any controlled subsidiary thereof may take any corporate action that restricts our ability to redeem Series B Preferred Stock with shares of the our Class A common stock, or that is intended to or that could be reasonably expected to cause the rights of the Series B Holders under the Cetera Side Letter to be terminated or materially, adversely affected; and (2) we will not sell an asset if such sale would cause us to fail to meet the Series B Coverage Requirement, unless such sale is reasonably necessary for us to maintain our qualification as a REIT for federal income tax purposes, as determined by a majority of our independent directors.

Class A Common Stock Warrants for Series B Preferred Stock

The following is a brief summary of the Warrants associated with our Series B Preferred Stock and is subject to, and qualified in its entirety by, the terms set forth in the Warrant Agreement (as defined below) and global warrant certificate filed with the SEC and incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4(vi) is a part.

Warrant Agreement.  The Warrants issued in connection with our Series B Preferred Stock are governed by a warrant agreement (the “Warrant Agreement”). The Warrants are issued either in certificated form or by “book-entry” form, in either case to DTC, and evidenced by one or more global warrants. Those investors who own beneficial interests in a global warrant do so through participants in DTC’s system, and the rights of these indirect owners will be governed solely by the Warrant Agreement and the applicable procedures and requirements of the DTC. The Warrants may be exercised by the holders of beneficial interest in the Warrants by delivering to the warrant agent, through a broker who is a DTC participant, prior to the expiration of such Warrants, a duly signed exercise notice and payment of the exercise price for the shares of our Class A common stock for which such Warrants are being exercised, as described in more detail below.

Exercisability.  Holders may exercise the Warrants at any time beginning one year from the date of issuance, and ending at 5:00 p.m., New York time, on the date that is the fourth anniversary of such date of issuance. The Warrants are exercisable, at the option of each holder, in whole, but not in part, by delivering to the warrant agent a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A common stock purchased upon such exercise (except in the case of a cashless exercise in the circumstances discussed below). Each Warrant is exercisable for 20 shares of our Class A common stock (subject to adjustment, as discussed below). A holder of Warrants does not have the right to exercise any portion of a Warrant to the extent that, after giving effect to the issuance of shares of our Class A common stock upon such exercise, the holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially or constructively own in excess of 9.8% in value of the shares of our capital stock outstanding or in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the shares of our common stock outstanding, in each case, immediately after giving effect to the issuance of shares of our Class A common stock upon exercise of the Warrant.  As of December 31, 2021, a total of 125,501 Warrants had been exercised into 1,280,858 shares of Class A common stock. The outstanding Warrants have exercise prices ranging from $10.00 to $14.71 per share.

Cashless Exercise.  The holder may satisfy its obligation to pay the exercise price upon the exercise of its Warrant on a cashless basis in accordance with the terms of the Warrant Agreement. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Class A common stock purchasable upon such exercise. Any Warrant that is outstanding on the termination date of the Warrant shall be automatically terminated.

Exercise Price.  The exercise price of the Class A common stock purchasable upon exercise of the Warrants equals a 20% premium to the current market price per share of our Class A common stock on the date of issuance of such Warrant, subject to a minimum exercise price of $10.00 per share. The current market price will be determined using the volume weighted average price per share of our Class A common stock for the 20 trading days immediately prior to the date of the issuance of the Warrant. The exercise price and the number of shares of our Class A common stock issuable upon exercise of the Warrants is subject to appropriate adjustment from time to time in relation to the following events or actions in respect of the Company: (i) we declare a dividend or make a distribution on our outstanding Class A common stock in Class A common stock; (ii) we subdivide or reclassify our outstanding Class A common stock into a greater number of shares of our Class A common stock; (iii) we combine or reclassify our outstanding Class A common stock into a smaller number of shares of our Class A common stock; or (iv) we enter into any transaction whereby the outstanding shares of our Class A common stock are at any time changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity through reorganization, merger, consolidation, liquidation or recapitalization.

Transferability.  Subject to applicable law, the Warrants may be transferred at the option of the holder upon surrender of the Warrants with the appropriate instruments of transfer.

Exchange Listing.  We do not plan on making an application to list the Warrants on the NYSE American, any other national securities exchange or other nationally recognized trading system. Our Class A common stock and our Series C Preferred Stock and Series D Preferred Stock are listed on the NYSE American.

Rights as Stockholder.  Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Class A common stock, the holders of the Warrants will not have the rights or privileges of holders of our Class A common stock, including any voting rights, until they exercise their Warrants.

Fractional Shares.  No fractional shares of Class A common stock will be issued upon the exercise of the Warrants. Rather, we shall, at our election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up the number of shares of Class A common stock to be issued to the nearest whole number.

Series C Cumulative Redeemable Preferred Stock

Our board of directors has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, classified as the 7.625% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”).

The following is a brief description of the terms of our Series C Preferred Stock. The description of our Series C Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary classifying shares of our preferred stock as shares of Series C Preferred Stock (the “Series C Articles Supplementary”), which have been filed with the SEC and are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4(vi) is a part.

Rank.  The Series C Preferred Stock ranks, with respect to priority of dividend payments and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

●senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series C Preferred Stock;
●on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series C Preferred Stock, including the Series B Preferred Stock and Series D Preferred Stock; and
●junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series C Preferred Stock, none of which exists on the date hereof.

Dividends.  Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series C Preferred Stock with respect to priority of dividend payments, holders of shares of the Series C Preferred Stock are entitled to receive cumulative cash dividends on the Series C Preferred Stock when, as and if authorized by our board of directors and declared by us from and including the date of original issue or the first day following the end of the most recent dividend period for which dividends on the Series C Preferred Stock have been paid, payable quarterly in arrears on each January 5th, April 5th, July 5th and October 5th of each year. Holders of shares of Series C Preferred Stock will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend. From the date of original issue to, but not including, July 19, 2023, we will pay cumulative cash dividends at the rate of 7.625% per annum of the $25.00 liquidation preference per share of the Series C Preferred Stock (equivalent to the fixed annual amount of $1.90625 per share of the Series C Preferred Stock (the “Series C Initial Rate”). Commencing July 19, 2023, we will pay cumulative cash dividends at an annual dividend rate of the Series C Initial Rate increased by 2.0% of the liquidation preference per annum, or $0.50 per annum, which will increase by an additional 2.0% of the liquidation preference per annum, or $0.50 per annum, on each subsequent anniversary thereafter, subject to a maximum annual dividend rate of 14.0%. The first dividend on the Series C Preferred Stock, paid on October 5, 2016, was a pro rata dividend from and including the original issue date to and including September 30, 2016, in the amount of $0.39184 per share.

Dividends on the Series C Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends on the Series C Preferred Stock have been paid, or if no dividends have been paid, from and including the date of original issuance. Dividends on the Series C Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series C Preferred Stock will not bear interest. If we fail to pay or set apart for payment any dividend within three (3) business days after the payment date for such dividend, the then-current dividend rate will increase following the payment date by an additional 2.0% of the $25.00 stated liquidation preference, or $0.50 per annum, until we pay the dividend, subject to our ability to cure the failure.

Liquidation Preference.  If we liquidate, dissolve or wind up, holders of shares of the Series C Preferred Stock will have the right to receive $25.00 per share of the Series C Preferred Stock, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to and including the date of payment, but without interest, before any distribution or payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series C Preferred Stock as to rights upon our liquidation, dissolution or winding up.

The rights of holders of shares of the Series C Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of holders of shares of any other class or series of our capital stock ranking on parity with the Series C Preferred Stock, including our Series B Preferred Stock and our Series D Preferred Stock, as to rights upon our liquidation, dissolution or winding up, junior to the rights of any class or series of our capital stock expressly designated as having liquidation preferences ranking senior to the Series C Preferred Stock, and subject to payment of or provision for our debts and other liabilities.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series C Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series C Preferred Stock will not be added to our total liabilities.

Redemption at Option of Holders.  Commencing on July 19, 2023, the holders of the Series C Preferred Stock may, at their option, elect to cause us to redeem their shares at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends, if any, to and including the redemption date, in cash or in shares of our Class A common stock, or any combination thereof, at our option; provided, a holder shall not have any right of redemption with respect to any shares of Series C Preferred Stock being called for redemption pursuant to our Series C Preferred Stock Optional Redemption by the Company, our Series C Preferred Stock Special Optional Redemption, or our Series C Preferred Stock Mandatory Redemption for Asset Coverage, each as described below, to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery of the holder’s notice to redeem.

Such redemptions of Series C Preferred Stock shall be payable either in cash, in shares of our Class A common stock, or any combination thereof, at our option. If we elect to redeem some or all of the Series C Preferred Stock held by such redeeming holder in shares of our Class A common stock, the number of shares of our Class A common stock per share of Series C Preferred Stock to be issued will be equal to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus an amount equal to all accrued but unpaid dividends to and including the redemption date (unless the redemption date is after a record date for a Series C

Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued but unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below). Upon the redemption of Series C Preferred Stock for shares of our Class A common stock, we will not issue fractional shares of our Class A common stock but will instead pay the cash value of such fractional shares.

The “Common Stock Price” will be (x) the volume weighted average of the closing sales price per share of our Class A common stock (or, if no closing sale price is reported, the volume weighted average of the closing bid and ask prices or, if more than one in either case, the volume weighted average of the volume weighted average closing bid and the volume weighted average closing ask prices) for the ten (10) consecutive trading days immediately preceding, but not including, the Holder Redemption Date as reported on the NYSE American or the principal U.S. securities exchange on which our Class A common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten (10) consecutive trading days immediately preceding, but not including, the Holder Redemption Date, if our Class A common stock is not then listed for trading on a U.S. securities exchange.

The Holder Redemption Date will be (i) the 5th day of the month (or, if such day is not a business day, the next succeeding business day) following the holder’s notice to redeem if such notice occurs on or before the 25th day of the month, or (ii) the 5th day of the second month (or, if such day is not a business day, the next succeeding business day) following the holder’s notice to redeem if the holder’s notice occurs after the 25th day of the month.

Series C Preferred Stock Mandatory Redemption for Asset Coverage.  If we fail to maintain asset coverage of at least 200% calculated by determining the percentage value of (1) our total assets plus accumulated depreciation minus our total liabilities and indebtedness as reported in our financial statements prepared in accordance with GAAP (exclusive of the book value of any Redeemable and Term Preferred Stock (as defined herein)), over (2) the aggregate liquidation preference, plus an amount equal to all accrued but unpaid dividends, of our outstanding Series C Preferred Stock and any other outstanding shares of term preferred stock or preferred stock providing for a fixed mandatory redemption date or maturity date (which shall not include our Series B Preferred Stock nor our Series D Preferred Stock) (collectively referred to herein as “Redeemable and Term Preferred Stock”) on the last business day of any calendar quarter (“Asset Coverage Ratio”), and such failure is not cured by the close of business on the date that is 30 calendar days following the filing date of our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, for that quarter (the “Asset Coverage Cure Date”), then we will be required to redeem, within 90 calendar days of the Asset Coverage Cure Date, shares of Redeemable and Term Preferred Stock, which may include Series C Preferred Stock, at least equal to the lesser of (1) the minimum number of shares of Redeemable and Term Preferred Stock that will result in us having an Asset Coverage Ratio of at least 200% and (2) the maximum number of shares of Redeemable and Term Preferred Stock that can be redeemed solely out of funds legally available for such redemption. In connection with any redemption for failure to maintain such Asset Coverage Ratio, we may, in our sole option, redeem any shares of Redeemable and Term Preferred Stock we select, including on a non-pro rata basis. We may elect not to redeem any Series C Preferred Stock to cure such failure as long as we cure our failure to meet the Asset Coverage Ratio by or on the Asset Coverage Cure Date. We may also, in our sole option within such time period, redeem such additional number of shares of Redeemable and Term Preferred Stock that will result in an Asset Coverage Ratio up to and including 285%.

If shares of Series C Preferred Stock are to be redeemed for failure to maintain the Asset Coverage Ratio, such shares will be redeemed solely in cash at a redemption price equal to $25.00 per share plus an amount equal to all accrued but unpaid dividends, if any, on such shares (whether or not declared) to and including the redemption date.

Series C Preferred Stock Optional Redemption by the Company.  Generally, we may not redeem the Series C Preferred Stock prior to July 19, 2021, except in limited circumstances relating to maintaining our qualification as a REIT, complying with our Asset Coverage Ratio, and the Series C Preferred Stock Special Optional Redemption provision described below. On and after July 19, 2021, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, solely for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to and including the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. Any partial redemption will be on a pro rata basis.

Series C Preferred Stock Special Optional Redemption.  Upon the occurrence of a Change of Control/Delisting (as defined below), we may, at our option, redeem the Series C Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control/Delisting occurred, solely in cash at a redemption price of $25.00 per share, plus an amount equal to any accrued but unpaid dividends to, and including, the redemption date. For purposes of the Series C Preferred Stock, the terms “Change of Control/Delisting” and “Continuing Director” are defined as set forth above under “Series A Cumulative Redeemable Preferred Stock”; provided, that a Change of Control/Delisting will be deemed to have occurred with respect to the Series C Preferred Stock only where the triggering event has occurred and is continuing after the original issuance of the Series C Preferred Stock.

Redemption at Option of Holders Upon a Change of Control/Delisting.  If a Change of Control/Delisting occurs at any time the Series C Preferred Stock is outstanding, then each holder of shares of Series C Preferred Stock shall have the right, at such holder’s option, to require us to redeem for cash any or all of such holder’s shares of Series C Preferred Stock, on a date specified by us that can be no earlier than 30 days and no later than 60 days following the date of delivery of the notice of the occurrence of such Change of Control/Delisting and of the redemption right at the option of the holders arising as a result thereof, at a redemption price equal to 100% of the liquidation preference of $25.00 per share plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared), to and including such date; provided, a holder shall not have any right of redemption with respect to any shares of Series C Preferred Stock being called for redemption pursuant to our Series C Preferred Stock Optional Redemption by the Company or our Series C Preferred Stock Special Optional Redemption to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery of such notice.

We will mail to you, if you are a record holder of the Series C Preferred Stock, a notice of redemption no fewer than 15 days nor more than 30 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series C Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

●the redemption date;
●the redemption price;
●the number of shares of Series C Preferred Stock to be redeemed;
●DTC’s procedures for book entry transfer of Series C Preferred Stock for payment of the redemption price;
●that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accrue on such redemption date;
●that payment of the redemption price and an amount equal to any accrued and unpaid dividends will be made upon book entry transfer of such Series C Preferred Stock in compliance with DTC’s procedures; and
●that the Series C Preferred Stock is being redeemed pursuant to our mandatory redemption in connection with the occurrence of a Change of Control/Delisting and a brief description of the transaction or transactions constituting such Change of Control/Delisting.

If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series C Preferred Stock called for redemption, then from and after the redemption date, those shares of Series C Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series C Preferred Stock will terminate. The holders of those shares of Series C Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued and unpaid dividends, if any, to and including the redemption date, without interest.

The holders of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series C Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series C Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock to be redeemed.

For purposes of the Series C Preferred Stock, a “Change of Control/Delisting” is when, after the original issuance of the Series C Preferred Stock, any of the following has occurred and is continuing:

●a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than our Company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our Voting Stock (i.e., our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors); provided, that notwithstanding the foregoing, such a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction;

●consummation of any share exchange, consolidation or merger of the Company or any other transaction or series of transactions pursuant to which the common stock will be converted into cash, securities or other property, other than any such transaction where the common stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;
●any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than one of the Company’s subsidiaries;
●the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;
●our Class A common stock ceases to be listed or quoted on a national securities exchange in the United States; or
●Series C Continuing Directors cease to constitute at least a majority of our board of directors.

For purposes of the Series C Preferred Stock, “Series C Continuing Director” means a director who either was a member of our board of directors on October 21, 2015 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our Company on behalf of our board of directors in which such individual is named as nominee for director.

Limited Voting Rights.  Holders of shares of the Series C Preferred Stock will generally have no voting rights. However, if dividends on the Series C Preferred Stock are in arrears for each of six or more consecutive quarterly periods, the number of directors on our board of directors will automatically be increased by two, and holders of shares of the Series C Preferred Stock and the holders of all other classes or series of Voting Preferred Stock, including our Series D Preferred Stock (voting together as a single class) will be entitled to vote, at a special meeting called upon the written request of the holders of at least 20% of such stock or at our next annual meeting and at each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors (the “Preferred Directors”), until all accrued and unpaid dividends with respect to the Series C Preferred Stock and the other Parity Preferred Stock (including our Series B Preferred Stock and our Series D Preferred Stock) have been paid in full or declared and a sum sufficient for the payment thereof in full set apart for payment. The Preferred Directors will be elected by a plurality of the votes cast in the election. For the avoidance of doubt, the board of directors shall not be permitted to fill the vacancies on the board of directors as a result of the failure of 20% of the holders of Voting Preferred Stock to deliver such written request for the election of the Preferred Directors.

So long as any shares of Series C Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock voting together as a single class with the other Parity Preferred Stock, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.

In addition, so long as any shares of Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, amend, alter or repeal our charter, including the terms of the Series C Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock, except that with respect to the occurrence of any of the events set forth above, so long as the Series C Preferred Stock remains outstanding with the terms of the Series C Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event set forth above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series C Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events set forth above; provided, further, that with respect to any such amendment, alteration or repeal that equally affects the terms of the Series C Preferred Stock and the other Voting Preferred Stock, the affirmative vote or consent of the holders of two-thirds of the shares of Series C Preferred Stock and the other Voting Preferred Stock (voting together as a single class) shall be required. Furthermore, if holders of shares of the Series C Preferred Stock will receive the greater of the full trading price of the Series C Preferred Stock on the date of an event set forth above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events set forth above or pursuant to a special optional redemption by us or a redemption at the option of the holder upon a Change of Control/Delisting, then such holders shall not have any voting rights with respect to the events set forth above.

In addition, and in circumstances other than the voting issues addressed in the paragraph above, so long as any shares of Series C Preferred Stock remain outstanding, the holders of shares of Series C Preferred Stock also will have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series C Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series C Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series C Preferred Stock issued and outstanding at the time. With respect to any amendment, alteration or repeal of our charter, including the terms of the Series C Preferred Stock, that equally affects the terms of the Series C

Preferred Stock and the other Voting Preferred Stock, so long as any shares of Series C Preferred Stock remain outstanding, the holders of shares of Series C Preferred Stock and the other Voting Preferred Stock (voting together as a single class), also will have the exclusive right to vote on any such amendment, alteration or repeal of our charter, including the terms of the Series C Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series C Preferred Stock and such other classes or series of preferred stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal.

Holders of shares of Series C Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any issuance or increase in the number of authorized shares of Series C Preferred Stock or the creation or issuance of any other class or series of capital stock, or any issuance or increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Series D Cumulative Preferred Stock

Our board of directors has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, classified as the 7.125% Series D Cumulative Preferred Stock (the “Series D Preferred Stock”).

The following is a brief description of the terms of our Series D Preferred Stock. The description of our Series D Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary classifying shares of our preferred stock as shares of Series D Preferred Stock (the “Series D Articles Supplementary”), which have been filed with the SEC and are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4(vi) is a part.

Rank.  The Series D Preferred Stock ranks, with respect to priority of dividend payments and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

●senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series D Preferred Stock;
●on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series D Preferred Stock, including the Series B Preferred Stock and Series C Preferred Stock; and
●junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series D Preferred Stock, none of which exists on the date hereof.

Dividends.  Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series D Preferred Stock with respect to priority of dividend payments, holders of shares of the Series D Preferred Stock are entitled to receive cumulative cash dividends on the Series D Preferred Stock when, as and if authorized by our board of directors and declared by us from and including the date of original issue or the first day following the end of the most recent dividend period for which dividends on the Series D Preferred Stock have been paid, payable quarterly in arrears on each January 5th, April 5th, July 5th and October 5th of each year. Holders of shares of Series D Preferred Stock will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend. From the date of original issue, we will pay cumulative cash dividends at the rate of 7.125% per annum of the $25.00 liquidation preference per share of the Series D Preferred Stock (equivalent to the fixed annual amount of $1.78125 per share of the Series D Preferred Stock). The first dividend payable on the Series D Preferred Stock, paid on January 5, 2017, was a pro rata dividend from and including the original issue date to and including December 31, 2016, in the amount of $0.3859 per share.

Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series D Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid, or if no dividends have been paid, from the date of original issue. Dividends on the Series D Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series D Preferred Stock will not bear interest.

Liquidation Preference.  If we liquidate, dissolve or wind up, holders of shares of the Series D Preferred Stock will have the right to receive $25.00 per share of the Series D Preferred Stock, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to and including the date of payment, but without interest, before any distribution or payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series D Preferred Stock as to rights upon our liquidation, dissolution or winding up.

The rights of holders of shares of the Series D Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of shares of any other class or series of our capital stock ranking on parity with the Series D Preferred Stock, including our Series B Preferred Stock and Series C Preferred Stock, as to rights upon our liquidation, dissolution or winding up, junior to the rights of any class or series of our capital stock expressly designated as having liquidation preferences ranking senior to the Series D Preferred Stock, and subject to payment of or provision for our debts and other liabilities.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series D Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series D Preferred Stock will not be added to our total liabilities.

Series D Preferred Stock Optional Redemption by the Company.  Generally, we may not redeem the Series D Preferred Stock prior to October 13, 2021, except in limited circumstances relating to maintaining our qualification as a REIT and the Series D Preferred Stock Special Optional Redemption provision described below. On and after October 13, 2021, we may, at our option, redeem the Series D Preferred Stock in whole or in part, at any time or from time to time, solely for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared), if any, to and including the redemption date. Any partial redemption will be on a pro rata basis (as nearly as practicable without creating fractional shares), by lot or by any other equitable method, subject in all cases to our ownership and transfer restrictions.

Series D Preferred Stock Special Optional Redemption.  Upon the occurrence of a Change of Control/Delisting (as defined below), we may, at our option, redeem the Series D Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control/Delisting occurred, solely in cash at a redemption price of $25.00 per share, plus an amount equal to any accrued but unpaid dividends to, and including, the redemption date. For purposes of the Series D Preferred Stock, the terms “Change of Control/Delisting” and “Continuing Director” are defined as set forth above under “Series A Cumulative Redeemable Preferred Stock”; provided, that a Change of Control/Delisting will be deemed to have occurred with respect to the Series D Preferred Stock only where the triggering event has occurred and is continuing after the original issuance of the Series D Preferred Stock.

For purposes of the Series D Preferred Stock, a “Change of Control/Delisting” is when, after the original issuance of the Series D Preferred Stock, any of the following has occurred and is continuing:

●a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than our Company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors (“Voting Stock”); provided, that notwithstanding the foregoing, such a transaction will not be deemed to involve a Change of Control/Delisting if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction;
●consummation of any share exchange, consolidation or merger of the Company or any other transaction or series of transactions pursuant to which the common stock will be converted into cash, securities or other property, other than any such transaction where the common stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;
●any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than one of the Company’s subsidiaries;
●the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;
●our Class A common stock ceases to be listed or quoted on a national securities exchange in the United States; or
●Series D Continuing Directors cease to constitute at least a majority of our board of directors.

For purposes of the Series D Preferred Stock, “Series D Continuing Director” means a director who either was a member of our board of directors on October 21, 2015 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our Company on behalf of our board of directors in which such individual is named as nominee for director.

If, prior to the Change of Control/Delisting Conversion Date (as hereinafter defined), we have provided or provide notice of our election to redeem the Series D Preferred Stock (whether pursuant to our Series D Preferred Stock Optional Redemption by the Company or our Series D Preferred Stock Special Optional Redemption), the holders of Series D Preferred Stock will not be permitted to exercise the Change of Control/Delisting Conversion Right described below with respect to the shares of Series D Preferred Stock subject to such notice.

Conversion Right Upon a Change of Control/Delisting.  If a Change of Control/Delisting occurs at any time the Series D Preferred Stock is outstanding (unless, prior to the Change of Control/Delisting Conversion Date, we have provided or provide notice of our election to redeem the Series D Preferred Stock in whole or in part, whether pursuant to our Series D Preferred Stock Optional Redemption by the Company or our Series D Preferred Stock Special Optional Redemption), then each holder of shares of Series D Preferred Stock shall have the right, at such holder’s option, to convert any or all of such holder’s shares of Series D Preferred Stock (the “Change of Control/Delisting Conversion Right”), on a date specified by us that can be no earlier than 30 days and no later than 60 days following the date of delivery of the Change of Control/Delisting Company Notice (as defined below) (the “Change of Control/Delisting Conversion Date”), into a number of shares of Class A common stock per share of Series D Preferred Stock to be converted (the “Class A Common Stock Conversion Consideration”), equal to the lesser of:

●the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series D Preferred Stock, plus (y) any accrued but unpaid dividends (whether or not declared) to and including the Change of Control/Delisting Conversion Date (unless the Change of Control/Delisting Conversion Date is after a record date for the payment of a Series D Preferred Stock dividend for which dividends have been declared and prior to the corresponding Series D Preferred Stock dividend payment date, in which case no additional amount for such accrued but unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series D Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Class A Common Share Price (as defined below); and
●4.15973 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of Alternative Form Consideration (as defined below).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our Class A common stock), subdivisions or combinations (in each case, a Share Split) with respect to our Class A common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of Class A common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our Class A common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our Class A common stock outstanding immediately prior to such Share Split.

In the case of a Change of Control/Delisting pursuant to which our Class A common stock will be converted into any combination of cash, securities or other property or assets (the “Alternative Form Consideration”), a holder of Series D Preferred Stock will receive upon conversion of such Series D Preferred Stock the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control/Delisting had such holder held a number of shares of Class A common stock equal to the Class A Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control/Delisting (the “Alternative Conversion Consideration”), and the Class A Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control/Delisting, is referred to as the “Conversion Consideration.”

If the holders of our Class A common stock have the opportunity to elect the form of consideration to be received in the Change of Control/Delisting, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our Class A common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our Class A common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our Class A common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control/Delisting.

Within 15 days following the occurrence of a Change of Control/Delisting, we will provide to holders of Series D Preferred Stock a notice of occurrence of the Change of Control/Delisting that describes the resulting Change of Control/Delisting Conversion Right (the “Change of Control/Delisting Company Notice”), which will state the following:

●the events constituting Change of Control/Delisting;
●the date of the Change of Control/Delisting;
●the last date and time by which the holders of Series D Preferred Stock may exercise their Change of Control/Delisting Conversion Right;
●the method and period for calculating the Class A Common Share Price;
●the Change of Control/Delisting Conversion Date;
●that if, prior to the Change of Control/Delisting Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series D Preferred Stock, holders will not be able to convert the shares of Series D Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control/Delisting Conversion Right;
●if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series D Preferred Stock;
●the name and address of the paying agent and the conversion agent; and
●the procedures that the holders of Series D Preferred Stock must follow to exercise the Change of Control/Delisting Conversion Right.

We will issue a press release for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series D Preferred Stock.

To exercise the Change of Control/Delisting Conversion Right, the holders of Series D Preferred Stock will be required to deliver, on or before the close of business on the Change of Control/Delisting Conversion Date, the certificates (if any) or book entries representing Series D Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:

●the relevant Change of Control/Delisting Conversion Date;
●the number of shares of Series D Preferred Stock to be converted; and
●that the Series D Preferred Stock is to be converted pursuant to the Change of Control/Delisting Conversion Right held by holders of Series D Preferred Stock.

Holders of shares of Series D Preferred Stock may withdraw any notice of exercise of a Change of Control/Delisting Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent prior to 5:00 p.m., New York City time, on the business day prior to the Change of Control/Delisting Conversion Date. The notice of withdrawal must state:

●the number of withdrawn shares of Series D Preferred Stock;
●if certificated shares of Series D Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series D Preferred Stock; and
●the number of shares of Series D Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series D Preferred Stock are held in global form, the notice of withdrawal must comply with applicable DTC procedures.

We will not issue fractional shares of Class A common stock upon the conversion of the Series D Preferred Stock. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable Class A Common Share Price.

The “Class A Common Share Price” will be (i) if the consideration to be received in the Change of Control/Delisting by the holders of our Class A common stock is solely cash, the amount of cash consideration per share of Class A common stock, or (ii) if the consideration to be received in the Change of Control/Delisting by holders of our Class A common stock is other than solely cash, (x) the average of the closing sale prices per share of our Class A common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting as reported on the principal U.S. securities exchange on which our Class A common stock is then traded, or (y) if our Class A common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our Class A common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting.

Limited Voting Rights.  Holders of shares of the Series D Preferred Stock will generally have no voting rights. However, if dividends on the Series D Preferred Stock are in arrears for each of six or more consecutive quarterly periods, the number of directors on our board of directors will automatically be increased by two, and holders of shares of the Series D Preferred Stock and the holders of all other classes or series of Voting Preferred Stock, including our Series C Preferred Stock (voting together as a single class) will be entitled to vote, at a special meeting called upon the written request of the holders of at least 20% of such stock or at our next annual meeting and at each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors (the “Preferred Directors”), until all accrued and unpaid dividends with respect to the Series D Preferred Stock and the other Parity Preferred Stock (including our Series B Preferred Stock and our Series C Preferred Stock) have been paid in full or declared and a sum sufficient for the payment thereof in full set apart for payment. The Preferred Directors will be elected by a plurality of the votes cast in the election. For the avoidance of doubt, the board of directors shall not be permitted to fill the vacancies on the board of directors as a result of the failure of the holders of 20% of Voting Preferred Stock to deliver such written request for the election of the Preferred Directors.

So long as any shares of Series D Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock voting together as a single class with the other Parity Preferred Stock, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.

In addition, so long as any shares of Series D Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock, amend, alter or repeal our charter, including the terms of the Series D Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock, except that with respect to the occurrence of any of the events set forth above, so long as the Series D Preferred Stock remains outstanding with the terms of the Series D Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event set forth above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series D Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events set forth above; provided, further, that with respect to any such amendment, alteration or repeal that equally affects the terms of the Series D Preferred Stock and the other Voting Preferred Stock, the affirmative vote or consent of the holders of two-thirds of the shares of Series D Preferred Stock and the other Voting Preferred Stock (voting together as a single class) shall be required. Furthermore, if holders of shares of the Series D Preferred Stock will receive the greater of the full trading price of the Series D Preferred Stock on the date of an event set forth above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events set forth above or pursuant to a special optional redemption by us or a redemption at the option of the holder upon a Change of Control/Delisting, then such holders shall not have any voting rights with respect to the events set forth above.

In addition, and in circumstances other than the voting issues addressed in the paragraph above, so long as any shares of Series D Preferred Stock remain outstanding, the holders of shares of Series D Preferred Stock also will have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series D Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series D Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series D Preferred Stock issued and outstanding at the time. With respect to any amendment, alteration or repeal of our charter, including the terms of the Series D Preferred Stock, that equally affects the terms of the Series D Preferred Stock and the other Voting Preferred Stock, so long as any shares of Series D Preferred Stock remain outstanding, the holders of shares of Series D Preferred Stock and the other Voting Preferred Stock (voting together as a single class), also will have the exclusive right to vote on any such amendment, alteration or repeal of our charter, including the terms of the Series D Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series D Preferred Stock and such other classes or series of preferred stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal.

Holders of shares of Series D Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any issuance or increase in the number of authorized shares of Series D Preferred Stock or the creation or issuance of any other class or series of capital stock, or any issuance or increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Series T Redeemable Preferred Stock

Our board of directors has created out of the authorized and unissued shares of our preferred stock a series of redeemable preferred stock, classified as the Series T Redeemable Preferred Stock, $0.01 par value per share (the “Series T Preferred Stock”).  We are currently authorized to issue up to 32,000,000 shares of our Series T Preferred Stock, with a maximum of 31,820,000 shares of Series T Preferred Stock offered in the primary offering and an additional 200,000 shares of Series T Preferred Stock offered pursuant to a dividend reinvestment plan (collectively, the “Series T Preferred Offering”).

The following is a brief description of the terms of our Series T Preferred Stock. The description of our Series T Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary classifying shares of our preferred stock as shares of Series T Preferred Stock (the “Series T Articles Supplementary”), which have been filed with the SEC and are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4(vi) is a part.

Rank.  Our Series T Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

●senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series T Preferred Stock;
●on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series T Preferred Stock, including the Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock; and
●junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series T Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Investors in the Series T Preferred Stock should note that holders of our Series T Preferred Stock do not have a right to receive a return of capital prior to holders of our common stock upon the individual sale of a property. To provide protection to the holders of the Series T Preferred Stock, our charter restricts us from selling an asset if the sale would cause us to fail to meet a dividend coverage ratio of no less than 1.1:1 based on the ratio of our core funds from operations to dividends required to be paid to holders of our Series A, Series B, Series C,  Series D, and Series T Preferred Stock for the two most recent quarters, subject to our ability to maintain status as a REIT for federal income tax purposes in our charter. Subject to the provisions of our charter and depending on the price at which such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of our Series T Preferred Stock being redeemed, provided that any accrued but unpaid cash dividends have been paid in full to holders of Series T Preferred Stock. Holders of common stock will also receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series T Preferred Stock receive a return of their capital.

Stated Value.  Each share of Series T Preferred Stock has an initial “Stated Value” of $25.00, subject to appropriate adjustment in relation to certain events as set forth in the Series T Articles Supplementary.

Dividends.  Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series T Preferred Stock, if any such class or series is authorized in the future, the holders of Series T Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, the following.

1.	Series T Cash Dividends. Cumulative cash dividends on each share of Series T Preferred Stock at an annual rate of 6.15% of the Stated Value (each, a “Series T Cash Dividend”). We expect Series T Cash Dividends will be authorized and declared on a quarterly basis, payable monthly on the 5th day of the month to holders of record on the 25th day of the prior month (or if such payment date or record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so.

The initial Series T Cash Dividend payable on each share of Series T Preferred Stock will begin accruing on, and will be cumulative from, the date of original issuance of such share of Series T Preferred Stock. Each subsequent Series T Cash Dividend will begin accruing on, and will be cumulative from, the end of the most recent Series T Cash Dividend period for which a Series T Cash Dividend has been paid on each such share of Series T Preferred Stock. For the avoidance of doubt, any such Series T Cash Dividend may vary among holders of Series T Preferred Stock and may be prorated with respect to any shares of Series T Preferred Stock that were outstanding less than the total number of days in the Series T Cash Dividend period immediately preceding the applicable dividend payment date, with the amount of any such prorated dividend being computed on the basis of the actual number of days in such dividend period during which such shares of Series T Preferred Stock were outstanding

2.	Annual Series T Stock Dividends. Annual stock dividends, each at an annual rate of 0.2% of the Stated Value, for each of the first five (5) years from and including the later of (i) the year 2020 or (ii) the year of original issuance of each such share of Series T Preferred Stock, payable in shares of Series T Preferred Stock (each, an “Annual Series T Stock Dividend”).

We expect Annual Series T Stock Dividends will be authorized and declared on an annual basis, payable annually on the 29th day of December to eligible holders of record on the 24th day of December of each such year (or if such payment date or record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so.

The initial Annual Series T Stock Dividend payable on each share of Series T Preferred Stock will accrue and be cumulative on a monthly basis, from and including the later of (i) January 2020 or (ii) the month of original issuance of such share of Series T Preferred Stock. Each subsequent Annual Series T Stock Dividend will accrue and be cumulative on a monthly basis, from the end of the most recent Annual Series T Stock Dividend period for which an Annual Series T Stock Dividend has been paid on each such share of Series T Preferred Stock. For the avoidance of doubt, any such Annual Series T Stock Dividend may vary among holders of Series T Preferred Stock and may be prorated with respect to any shares of Series T Preferred Stock that were outstanding less than the total number of months in the Annual Series T Stock Dividend period to which the applicable dividend payment date relates, with the amount of any such prorated dividend being computed on the basis of the actual number of months during such dividend period in which such shares of Series T Preferred Stock were at any time outstanding.

The timing and amount of dividends on the Series T Preferred Stock will be determined by our board of directors, in its sole discretion, and may vary from time to time. All such dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series T Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series T Preferred Stock will not bear interest.

Holders of our shares of Series T Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series T Preferred Stock. Unless full cumulative dividends on our shares of Series T Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in full is set apart for payment, we will not:

●declare and pay or declare and set apart for payment dividends or declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series T Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series T Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or
●except by conversion into or exchange for shares of stock ranking junior to the Series T Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series T Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our common stock or any class or series of our stock ranking junior to or on parity with the Series T Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period.

Holders of shares of our Series T Preferred Stock are not eligible to participate in the company’s dividend reinvestment plan for its Class A common stock.  The company previously adopted a dividend reinvestment plan for the Series T Preferred Stock (the “Series T DRIP”), through which holders of Series T Preferred Stock could elect to reinvest all, but not less than all, of their Series T Cash Dividends in additional shares of our Series T Preferred Stock. However, in December 2021, our board of directors approved the suspension of the Series T DRIP until further notice.

Redemption at Option of Holders.    Holders will have the right to require the company to redeem shares of Series T Preferred Stock at a redemption price equal to the Stated Value, initially $25.00 per share, less a redemption fee, plus an amount equal to any accrued but unpaid cash dividends; provided, that shares of Series T Preferred Stock acquired by the holder pursuant to the Series T DRIP  shall not be subject to a redemption fee.

The redemption fee shall be equal to:

●	Beginning on the date of original issuance of the shares to be redeemed: 12%
●	Beginning one year from the date of original issuance of the shares to be redeemed: 9%
●	Beginning two years from the date of original issuance of the shares to be redeemed: 6%
●	Beginning three years from the date of original issuance of the shares to be redeemed: 3%
●	Beginning four years from the date of original issuance of the shares to be redeemed: 0%.

For purposes of this “Redemption at Option of Holders” provision, where the shares of Series T Preferred Stock to be redeemed were acquired by the holder pursuant to an Annual Series T Stock Dividend (such shares, “ASTSD Shares”), the “date of original issuance” of such ASTSD Shares shall be deemed to be the same as the date of original issuance of the underlying shares of Series T Preferred Stock pursuant to which such ASTSD Shares are directly or indirectly attributable (such shares, “ASTSD Underlying Series T Shares”), and such ASTSD Shares shall be subject to the same redemption fee to which such ASTSD Underlying Series T Shares would be subject if submitted for simultaneous redemption hereunder.

If a holder of shares of Series T Preferred Stock causes the company to redeem such shares of Series T Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption.

Our ability to redeem shares of Series T Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series T Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series T Preferred Stock will be made in cash at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

During the year ended December 31, 2021, we, at the request of holders, redeemed 81,246 shares of Series T Preferred Stock through the issuance of 181,597 shares of Class A common stock, and redeemed 10,113 shares of Series T Preferred Stock for $0.2 million in cash.

Optional Redemption Following Death of a Holder.   Subject to restrictions, beginning on the date of original issuance and ending five years thereafter, we will redeem shares of Series T Preferred Stock held by a natural person upon his or her death, including shares held through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, at the written request of the holder’s estate, the recipient of such shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. If spouses are joint registered holders of shares of Series T Preferred Stock, the written request to redeem such shares may be made upon the death of either spouse. We must receive such written request within one (1) year after the death of the holder. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon death shall be subject to the approval of company management in its sole discretion. We will redeem such shares of Series T Preferred Stock at a redemption price equal to the Stated Value, plus an amount equal to accrued but unpaid cash dividends thereon through and including the date of redemption. Upon any such redemption request, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. Our ability to redeem shares of Series T Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series T Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series T Preferred Stock will be made in cash at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

For purposes of this “Optional Redemption Following Death of a Holder” provision, when the shares of Series T Preferred Stock to be redeemed were acquired by the holder pursuant to either (i) the Series T DRIP or (ii) an Annual Series T Stock Dividend (such shares, “DRIP/ASTSD Shares”), the “date of original issuance” of such DRIP/ASTSD Shares shall be deemed to be the same as the date of original issuance of the underlying shares of Series T Preferred Stock pursuant to which such DRIP/ASTSD Shares are directly or indirectly attributable (such shares, “DRIP/ASTSD Underlying Series T Shares”).

Optional Redemption by the Company.   Beginning two years from the date of original issuance of the shares of Series T Preferred Stock to be redeemed, we will have the right to redeem any or all shares of our Series T Preferred Stock. We will redeem such shares of Series T Preferred Stock at a redemption price equal to 100% of the Stated Value per share of Series T Preferred Stock, plus an amount equal to any accrued but unpaid cash dividends. We have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of the redemption, in exchange for the Series T Preferred Stock.

For purposes of this “Optional Redemption by the Company” provision, where the shares of Series T Preferred Stock to be redeemed are DRIP/ASTSD Shares, the “date of original issuance” of such DRIP/ASTSD Shares shall be deemed to be the same as the date of original issuance of the DRIP/ASTSD Underlying Series T Shares, and such DRIP/ASTSD Shares shall become subject to optional redemption by the company hereunder on the same date as the DRIP/ASTSD Underlying Series T Shares.

We may exercise our redemption right by delivering a written notice thereof to all, but not less than all, of the holders of the shares of Series T Preferred Stock to be redeemed. A notice of redemption shall be irrevocable. Each such notice will state the date on which the redemption by us shall occur, which date will be no less than seven (7) days following the notice date.

Change of Control Redemption by the Company.   Upon the occurrence of a Change of Control (as defined below), we will be required to redeem all outstanding shares of the Series T Preferred Stock in whole within 60 days after the first date on which such Change of Control occurred, in cash at a redemption price of  $25.00 per share, plus an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date; provided, however, that if the Maryland law solvency tests prohibit us from paying the full redemption price in cash, then we will pay such portion as would otherwise violate the solvency tests in shares of our Class A common stock to holders of the Series T Preferred Stock on a pro rata basis, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. Further, our obligation to redeem any of the shares of Series T Preferred Stock in cash may be restricted by Maryland law. No redemptions of shares of Series T Preferred Stock will be made in cash at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

We will mail to you, if you are a record holder of the Series T Preferred Stock, a notice of redemption no fewer than seven (7) days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series T Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

●	the redemption date;
●	the redemption price;
●	the number of shares of Series T Preferred Stock to be redeemed;
●	DTC’s procedures for book entry transfer of Series T Preferred Stock for payment of the redemption price;
●	that dividends on the shares of Series T Preferred Stock to be redeemed will cease to accrue on such redemption date;
●	that payment of the redemption price and an amount equal to any accrued but unpaid dividends will be made upon book entry transfer of such Series T Preferred Stock in compliance with DTC’s procedures; and
●	that the Series T Preferred Stock is being redeemed pursuant to our mandatory redemption in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control.

If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series T Preferred Stock called for redemption, then from and after the redemption date, those shares of Series T Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series T Preferred Stock will terminate. The holders of those shares of Series T Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date, without interest.

The holders of Series T Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series T Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series T Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid cash dividends, whether or not in arrears, on Series T Preferred Stock to be redeemed.

For purposes of the Series T Preferred Stock, “Change of Control” is when, after the original issuance of the Series T Preferred Stock, any of the following has occurred and is continuing:

●	a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors (“Voting Stock”); provided, that notwithstanding the foregoing, such a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction;
●	consummation of any share exchange, consolidation or merger of our company or any other transaction or series of transactions pursuant to which our Class A common stock will be converted into cash, securities or other property, (1) other than any such transaction where the shares of our Class A common stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transaction; or
●	Series T Continuing Directors cease to constitute at least a majority of our board of directors.

For purposes of the Series T Preferred Stock, “Series T Continuing Director” means a director who either was a member of our board of directors on November 13, 2019 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our company on behalf of our board of directors in which such individual is named as nominee for director. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series T Preferred Stock, the holders of shares of Series T Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued but unpaid cash dividends (whether or not declared) to and including the date of payment, pari passu with the holders of shares of any other class or series of our capital stock ranking on parity with the Series T Preferred Stock, including the Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, as to the liquidation preference and accrued but unpaid dividends they are entitled to receive.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series T Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series T Preferred Stock will not be added to our total liabilities.

Voting Rights.   Our Series T Preferred Stock generally has no voting rights, except as set forth below.

So long as any shares of Series T Preferred Stock remain outstanding, the holders of shares of Series T Preferred Stock will have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series T Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series T Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series T Preferred Stock issued and outstanding at the time.

In addition, holders of shares of Series T Preferred Stock and of any preferred stock (i) ranking on parity with the Series T Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up (the “Parity Preferred Stock”) and (ii) upon which like voting rights have been conferred (such Parity Preferred Stock, the “Voting Preferred Stock”), voting together as a single class, will also have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series T Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series T Preferred Stock and such Voting Preferred Stock, with any such action requiring the affirmative vote or consent of holders of shares of Series T Preferred Stock and such Voting Preferred Stock entitled to cast two-thirds of all votes entitled to be cast on the matter, with each holder of Series T Preferred Stock and such Voting Preferred Stock entitled to one vote for each $25.00 in liquidation preference. As of December 31, 2021, the Voting Preferred Stock in the foregoing matter includes the Series C Preferred Stock and the Series D Preferred Stock. The holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal.

Further, so long as any shares of Series T Preferred Stock remain outstanding, the holders of shares of Series T Preferred Stock will also have the right to vote to (a) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of our capital stock ranking senior to the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series T Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up (any such senior stock, the “Senior Stock”), (b) reclassify any authorized shares of our capital stock into Senior Stock, or (c) create, authorize or issue any obligation or security convertible into, or evidencing the right to purchase, Senior Stock. Any such action will require the following:

(1)	Pursuant to the Articles Supplementary for the Series T Preferred Stock, the affirmative vote or consent of holders of (i) Series T Preferred Stock, and (ii) any Voting Preferred Stock, entitled to cast a majority of all votes collectively entitled to be cast by such holders, voting together as a single class, with each holder thereof entitled to one vote for each $25.00 in liquidation preference;

(2)	Pursuant to the respective articles supplementary establishing and setting forth the terms, rights, preferences and limitations of each of the Series C Preferred Stock and the Series D Preferred Stock, the affirmative vote or consent of holders of (i) Series C Preferred Stock, (ii) Series D Preferred Stock, and (iii) any future Parity Preferred Stock ( “Future Parity Preferred Stock”) upon which like voting rights have been conferred, entitled to cast two-thirds of all votes collectively entitled to be cast by the holders thereof, voting together as a single class, with each such holder entitled to one vote for each $25.00 in liquidation preference; and

(3)	Pursuant to the terms of our side letter agreement with Cetera Financial Group, Inc. on behalf of itself and its affiliated broker dealers in connection with the offer and sale of our Series B Preferred Stock (the “Cetera Side Letter”), the affirmative vote of a majority of the votes cast by holders of (i) Series B Preferred Stock, (ii) Series C Preferred Stock, (iii) Series D Preferred Stock, (iv) Series T Preferred Stock, and (v) any Future Parity Preferred Stock, voting together as a single class, with each such holder entitled to one vote for each $1,000.00 in liquidation preference.

Holders of shares of Series T Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any issuance or increase in the number of authorized shares of Series T Preferred Stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series T Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Except as described above, holders of shares of Series T Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series T Preferred Stock is not required for, the taking of any corporate action, regardless of the effect that such corporate action may have upon the powers, preferences, voting power or other rights or privileges of the Series T Preferred Stock.

Dividend Coverage Ratio.   For so long as any shares of Series T Preferred Stock remain outstanding, the company will maintain a Dividend Coverage Ratio (as defined below) of not less than 1.1:1 (the “Series T Coverage Requirement”) as of the end of each calendar quarter. If the Dividend Coverage Ratio is below the Series T Coverage Requirement as reflected in a Current Filing (as defined below), then on and after the date of such Current Filing and until and unless the Series T Coverage Requirement has been met, the Company shall not (i) issue any additional shares of Parity Preferred Stock, nor (ii) make any voluntary distributions on shares of Class A common stock or any other class or series of our capital stock other than stock that, pursuant to its express terms, ranks junior to the Series T Preferred Stock with respect to any other distributions or liquidation rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs (“Junior Stock”); in either case, other than distributions required to maintain our qualification as a REIT for tax purposes.

For purposes of the Series T Coverage Requirement, the Dividend Coverage Ratio shall equal the quotient of: (A) our Core Funds from Operations, or CFFO (as more fully defined below), as set forth in our Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable and including any amendment thereof, filed during the most recent quarter (the “Current Filing”), and further adjusted to add back the expense of all preferred dividends, for the two most recent quarters, plus the sum of: (1) the product of (a)(i) unrestricted cash on our balance sheet as reflected in the Current Filing, minus (ii) an amount equal to the greater of  $5,000,000 or 5.0% of the amount in subclause (1)(a)(i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period, and (2) the product of  (a)(i) unrestricted cash on our balance sheet as reflected in the filing filed immediately preceding the Current Filing, minus (ii) an amount equal to the greater of  $5,000,000 or 5.0% of the amount in subclause (2)(a)(i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period; over (B) the amount of preferred dividends required to be distributed to the Series T Holders and any (x) Parity Preferred Stock, or (y)  any preferred stock the terms of which expressly provide that it ranks senior to the Series T Preferred Stock with respect to any other distributions or liquidation rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs for such quarters without any breach, default or deferral with respect to any such distributions.

For purposes of the Series T Coverage Requirement, CFFO means our Core Funds from Operations, as set forth in our Current Filing; provided that such amount is calculated in a manner substantially consistent with the manner in which CFFO was calculated in our Quarterly Report on Form 10-Q filed for the third quarter of 2019 or in a manner otherwise calculated in accordance with commonly accepted industry practices at the time of the Current Filing (the “CFFO Calculation Standard”). Notwithstanding the foregoing, if we do not report CFFO in a Current Filing, either in response to industry practice or as required by the Securities and Exchange Commission or other regulatory body, CFFO for such applicable period will be calculated in a manner consistent with the manner in which CFFO was calculated in the last periodic filing in which CFFO was (a) included and (b) calculated in a manner consistent with the CFFO Calculation Standard.

So long as any shares of Series T Preferred Stock remain outstanding, we will not sell an asset if such sale would cause us to fail to meet the Series T Coverage Requirement, with CFFO for such purposes determined on a reasonable pro forma basis to adjust for the effect of disposing of the subject property, unless such sale is reasonably necessary for us to maintain our qualification as a REIT for federal income tax purposes, as determined by a majority of our independent directors.

Series T Dividend Reinvestment Plan.  The company previously adopted a dividend reinvestment plan for the Series T Preferred Stock (the “Series T DRIP”), pursuant to which holders of Series T Preferred Stock could elect to have all, but not less than all, of their Series T Cash Dividends automatically reinvested in additional shares of Series T Preferred Stock at a price of  $25.00 per share. Holders who did not so elect will receive their Series T Cash Dividends in cash.  The Series T DRIP is administered by our transfer agent, Computershare Trust Company, N.A.  In December 2021, our board of directors approved the suspension of the Series T DRIP until further notice.

Exchange Listing.  We do not plan on making an application to list the shares of our Series T Preferred Stock on the NYSE American, any other national securities exchange or any other nationally recognized trading system. Our Class A common stock and our Series C Preferred Stock and Series D Preferred Stock are listed on the NYSE American.  Our Series B Preferred Stock is not listed on an exchange and we do not intend to apply to have any such shares listed on an exchange in the future.

Restrictions on Ownership and Transfer

In order for us to maintain our qualification as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts) during the last half of any taxable year, other than our first REIT taxable year. Moreover, our outstanding shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our Company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of:

●the total value of the aggregate of the outstanding shares of our capital stock; or
●the total value or number (whichever is more restrictive) of the aggregate of the outstanding shares of our common stock.

For purposes of this calculation, Warrants treated as held by a person will be deemed to have been exercised. However, unless our board of directors decides to apply a different interpretation of our charter, Warrants held by unrelated persons will not be deemed to be exercised. As a result of this treatment, shares that could be received upon an exercise of a Warrant held by an investor will be included in both the numerator and the denominator when calculating how many shares an investor may own without violating the 9.8% ownership limits.

In addition, the articles supplementary establishing each of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series T Preferred Stock (respectively) provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series T Preferred Stock (as applicable). We refer to these limitations regarding the ownership of our shares collectively as the “9.8% Ownership Limitation.” Further, our charter provides for certain circumstances where our board of directors may exempt (prospectively or retroactively) a person from the 9.8% Ownership Limitation and establish or increase an excepted holder limit for such person. Subject to certain conditions, our board of directors may also increase the 9.8% Ownership Limitation for one or more persons and decrease the 9.8% Ownership Limitation for all other persons.

To assist us in preserving our status as a REIT, among other purposes, our charter also contains limitations on the ownership and transfer of shares of capital stock that would:

●result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;
●result in our Company being “closely held” under the federal income tax laws; and
●cause our Company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the federal income tax laws or otherwise fail to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void, with the intended transferee acquiring no rights in such shares of stock. If any transfer of our stock occurs which, if effective, would result in any person owning shares in violation of the other limitations described above (including the 9.8% Ownership Limitation), then that number of shares the ownership of which otherwise would cause such person to violate such limitations, rounded up to the nearest whole share, will automatically result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the close of business on the business day before the purported transfer of such shares. We will designate the trustee, but it will not be affiliated with our Company. The beneficiary of the trust will be one or more charitable organizations that are named by our Company. If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series but the intended transferee will acquire no rights in those shares. The trustee will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. The trustee will vote all shares-in-trust and, subject to Maryland law, effective as of the date that the shares-in-trust were transferred to the trustee, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the record holder of the shares that are designated as shares-in-trust (the “Prohibited Owner”), and to the beneficiary as follows. The Prohibited Owner generally will receive from the trust the lesser of:

•

the price per share such Prohibited Owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of the event causing such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust, net of any commissions and other expenses of sale.

The trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee. The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the Prohibited Owner. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the Prohibited Owner received an amount for the shares that exceeds the amount the Prohibited Owner was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

●the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such gift or devise; or
●the market price per share on the date that we, or our designee, accepts such offer.

We may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the beneficiary.

“Market price” on any date means the closing price for our stock on such date. The “closing price” refers to the last sale price, regular way as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price.

If you acquire or attempt or intend to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred stock that was transferred to a trust, then we will require you to give us immediate written notice of such event or, in the case of a proposed or attempted transaction, at least 15 days written notice, and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, 5% or more, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, upon request following the end of each taxable year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our qualification as a REIT and to ensure compliance with the 9.8% Ownership Limitation.

The 9.8% Ownership Limitation generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as our board of directors may direct, including the receipt of certain representations and undertakings required by our charter, may exempt (prospectively or retroactively) a person from the ownership limit and establish or increase an excepted holder limit for such person. The 9.8% Ownership Limitation will continue to apply until our board of directors determines that it is no longer in the best interests of our Company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above or a legend that we will furnish a full statement about these restrictions on request and without charge.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our Company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

Distributions

During certain periods of our operations, we have funded distributions from sources other than cash flow from operations, such as from the proceeds of our continuous registered offerings conducted prior to our IPO, proceeds from our IPO, proceeds from our subsequent underwritten offerings and at the market, or ATM, offerings, and/or any future offering, the sale of our assets, or cash resulting from borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom, and may do so in the future if we are unable to make distributions with our cash flows from our operations. Generally, our policy is to pay distributions from cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that from time to time, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. We may fund such distributions from third party borrowings, offering proceeds, or sale proceeds. To the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties will not immediately generate operating cash flow, and although we intend to structure many of these investments under our Invest-to-Own strategy to provide for income to us during the development stage, our ability to make distributions may be negatively impacted.

Subject to the preferential rights of holders of our Series B Preferred Stock, our Series C Preferred Stock, our Series D Preferred Stock, our Series T Preferred Stock, and any other class or series of stock, our board of directors intends to authorize, and we intend to declare, dividends on our Class A common stock and our Class C common stock quarterly, in arrears. The record date and payment date will be as determined by our board of directors in their sole discretion; however, we expect such dividends to also be payable quarterly, in arrears. Distributions will be paid to stockholders as of the record dates for the periods selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition and subject in all cases to requirements under Maryland law.

The board’s discretion will be directed, in substantial part, by its intention to cause us to continue to qualify as a REIT.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock, Class C common stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series T Preferred Stock is Computershare Trust Company, N.A.